Exhibit 99.1

Corporate Communications
Department

NEWS Release

Investor Contacts:
Douglas Wilburne — 401-457-2288	FOR IMMEDIATE RELEASE
Justin Bourdon — 401-457-2288

Media Contact:
David Sylvestre — 401-457-2362

Textron Reports $0.35 Earnings per Share from Continuing Operations and $269 Million in Manufacturing Cash Flow  Before Pension Contributions for the Third Quarter

Providence, Rhode Island — October 18, 2013 — Textron Inc. (NYSE: TXT) today reported third quarter 2013 income from continuing operations of $0.35 per share, compared to $0.48 per share in the third quarter of 2012. Total revenues in the quarter were $2.9 billion, down $96 million from the third quarter of 2012.

Manufacturing segment profit was $195 million compared to $254 million in the third quarter of 2012. Manufacturing cash flow before pension contributions was $269 million during the third quarter compared to $153 million during last year’s third quarter.  The company contributed $16 million to its pension plans during the third quarter.

“During the third quarter, we saw revenue growth at Bell, Industrial and Textron Systems and lower revenues at Cessna, as the light-to-midsize business jet market remained soft,” said Textron Chairman and CEO Scott C. Donnelly.

Outlook

Textron’s guidance for 2013 earnings per share from continuing operations is now $1.75 - $1.85 with manufacturing cash flow before pension contributions between $200 million - $300 million. Expected pension contributions remain at about $200 million.  The company’s previous outlook for earnings per share from continuing operations guidance was $1.90 - $2.10 and its outlook for manufacturing cash flow before pension contributions had been approximately $400 million.

“We are reducing our 2013 guidance to reflect lower margins at Bell due to manufacturing inefficiencies associated with the labor disruptions resulting from negotiations with bargained employees and implementation of a new enterprise resource planning system, and lower aircraft deliveries at Cessna,” Donnelly added.

Third Quarter Segment Results

Cessna

Revenues at Cessna decreased $185 million, reflecting the delivery of 25 new Citations in the quarter, down from 41 units in last year’s third quarter.

Cessna recorded a segment loss of $23 million compared to a profit of $30 million from a year ago, reflecting the impact of the lower jet deliveries.

Cessna backlog at the end of the third quarter was $1.07 billion, up $61 million from the second quarter of 2013.

Bell

Bell revenues increased $87 million, reflecting growth in both military and commercial lines of business. Bell delivered 10 V-22’s and 7 H-1’s in the quarter, compared to 11 V-22’s and 5 H-1’s in last year’s third quarter and 54 commercial helicopters, up from 46 units last year.

Segment profit decreased $34 million, primarily due to unfavorable performance, largely resulting from manufacturing inefficiencies associated with the labor disruptions resulting from negotiations with bargained employees and implementation of a new enterprise resource planning system.

Employees ratified a new five-year contract on October 13, 2013.

Bell backlog at the end of the third quarter was $6.40 billion, down $543 million from the second quarter of 2013.

Textron Systems

Revenues at Textron Systems increased $5 million from the third quarter of 2012, primarily due to higher volumes at Weapons and Sensors, partially offset by lower volumes at Unmanned Aircraft Systems and Marine & Land Systems.

Segment profit increased $14 million, reflecting favorable performance across most product lines.

Textron Systems’ backlog at the end of the third quarter was $2.89 billion, up $266 million from the second quarter of 2013.

Industrial

Industrial revenues increased $28 million, mainly due to impacts from acquisitions and higher volumes. Segment profit increased $14 million primarily due to improved performance and higher volume.

Finance

Finance segment revenues decreased $31 million compared to the third quarter of 2012. The segment reported a profit of $13 million compared to $28 million in last year’s third quarter.

Conference Call Information

Textron will host its conference call today, October 18, 2013 at 8:00 a.m. (Eastern) to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (800) 230-1092 in the U.S. or (612) 234-9960 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Wednesday October 18, 2013 by dialing (320) 365-3844; Access Code: 265927.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft Company, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, and Textron Systems. More information is available at www.textron.com.

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Non-GAAP Measures

Manufacturing cash flow before pension contributions is a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release.

Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described under “Risk Factors” in our Annual Report on Form 10-K, among the factors that could cause actual results to differ materially from past and projected future results are the following:  interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations;  changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables and of assets acquired upon foreclosure of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; increases in pension expenses or employee and retiree medical benefits;  difficult conditions in the financial markets which may adversely impact our customers’ ability to fund or finance purchases of our products; and continued demand softness or volatility in the markets in which we do business.

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
Three and Nine Months Ended September 28, 2013 and September 29, 2012
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
REVENUES
MANUFACTURING:
Cessna	$593	$778	$1,861	$2,210
Bell	1,162	1,075	3,136	3,125
Textron Systems	405	400	1,256	1,166
Industrial	711	683	2,239	2,194
	2,871	2,936	8,492	8,695

FINANCE	33	64	106	180
Total revenues	$2,904	$3,000	$8,598	$8,875

SEGMENT PROFIT
MANUFACTURING:
Cessna (a)	$(23)	$30	$(81)	$59
Bell	131	165	395	462
Textron Systems	35	21	107	96
Industrial	52	38	188	172
	195	254	609	789

FINANCE	13	28	47	62
Segment Profit	208	282	656	851

Corporate expenses and other, net	(34)	(38)	(109)	(105)
Interest expense, net for Manufacturing group	(29)	(35)	(96)	(105)

Income from continuing operations before income taxes	145	209	451	641
Income tax expense	(47)	(67)	(124)	(206)

Income from continuing operations	98	142	327	435
Discontinued operations, net of income taxes	1	9	4	6
Net Income	$99	$151	$331	$441

Earnings per share:
Income from continuing operations	$0.35	$0.48	$1.15	$1.47
Discontinued operations, net of income taxes	—	0.03	0.01	0.02
Net income	$0.35	$0.51	$1.16	$1.49

Diluted average shares outstanding	281,710,000	296,920,000	284,743,000	295,697,000

(a)  Includes $28 million in severance costs for the nine months ended September 28, 2013.

Textron Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 28, 2013	December 29, 2012
Assets
Cash and equivalents	$444	$1,378
Accounts receivable, net	1,024	829
Inventories	3,220	2,712
Other current assets	501	470
Net property, plant and equipment	2,163	2,149
Other assets	3,174	3,173
Finance group assets	1,931	2,322
Total Assets	$12,457	$13,033

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$104	$535
Other current liabilities	2,779	2,977
Other liabilities	2,504	2,798
Long-term debt	1,916	1,766
Finance group liabilities	1,574	1,966
Total Liabilities	8,877	10,042

Total Shareholders’ Equity	3,580	2,991
Total Liabilities and Shareholders’ Equity	$12,457	$13,033

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows and Manufacturing Cash Flow GAAP to Non-GAAP Reconciliations

(In millions)

(Unaudited)

		Three Months Ended		Nine Months Ended
		September 28,	September 29,	September 28,	September 29,
		2013	2012	2013	2012
	Cash flows from operating activities:
	Income from continuing operations	$90	$127	$296	$394
	Dividends received from TFC	—	30	30	345
	Capital contributions paid to TFC	—	—	(1)	(240)
	Depreciation and amortization	89	87	271	257
	Changes in working capital	150	(36)	(888)	(401)
	Changes in other assets and liabilities and non-cash items	32	108	(89)	42
	Net cash from operating activities of continuing operations	361	316	(381)	397
	Cash flows from investing activities:
	Capital expenditures	(110)	(156)	(300)	(314)
	Net cash used in acquisitions	—	(8)	(53)	(8)
	Proceeds from the sale of property, plant and equipment	2	7	19	9
	Net cash from investing activities	(108)	(157)	(334)	(313)
	Cash flows from financing activities:
	Principal payments on long-term debt	—	—	(312)	(139)
	Settlement of convertible debt	—	—	(215)	—
	Proceeds from issuance of long-term debt	—	—	150	—
	Increase (decrease) in short-term debt	(270)	—	96	—
	Proceeds from settlement of capped call	—	—	75	—
	Net intergroup borrowings	—	173	—	418
	Other financing activities, net	(2)	(2)	—	(2)
	Net cash from financing activities	(272)	171	(206)	277
	Total cash flows from continuing operations	(19)	330	(921)	361
	Total cash flows from discontinued operations	2	(2)	(5)	(5)
	Effect of exchange rate changes on cash and equivalents	2	6	(8)	5
	Net change in cash and equivalents	(15)	334	(934)	361
	Cash and equivalents at beginning of period	459	898	1,378	871
	Cash and equivalents at end of period	$444	$1,232	$444	$1,232

	Manufacturing Cash Flow GAAP to Non-GAAP Reconciliations:

	Net cash from operating activities of continuing operations - GAAP	$361	$316	$(381)	$397
Less:	Capital expenditures	(110)	(156)	(300)	(314)
	Dividends received from TFC	—	(30)	(30)	(345)
Plus:	Capital contributions paid to TFC	—	—	1	240
	Proceeds on sale of property, plant and equipment	2	7	19	9
	Total pension contributions	16	16	173	181
	Manufacturing cash flow before pension contributions- Non-GAAP	$269	$153	$(518)	$168

		2013 Outlook
Net cash from operating activities of continuing operations - GAAP		$ 510 - $ 610
Less:	Capital expenditures	(500)
	Dividends received from TFC	(30)
Plus:	Proceeds from the sale of property, plant and equipment	20
	Total pension contributions	200
Manufacturing cash flow before pension contributions- Non-GAAP		$ 200 - $ 300

Free cash flow is a measure generally used by investors, analysts and management to gauge a company’s ability to generate cash from operations in excess of that necessary to be reinvested to sustain and grow the business and fund its obligations.  Our definition of Manufacturing free cash flow adjusts net cash from operating activities of continuing operations for dividends received from TFC, capital contributions provided under the Support Agreement and debt agreements, capital expenditures, proceeds from the sale of property, plant and equipment and contributions to our pension plans.  We believe that our calculation provides a relevant measure of liquidity and is a useful basis for assessing our ability to fund operations and obligations.  This measure is not a financial measure under GAAP and should be used in conjunction with GAAP cash measures provided in our Consolidated Statements of Cash Flows.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
Cash flows from operating activities:
Income from continuing operations	$98	$142	$327	$435
Depreciation and amortization	93	94	285	277
Changes in working capital	117	49	(624)	(353)
Changes in other assets and liabilities and non-cash items	51	89	(91)	43
Net cash from operating activities of continuing operations	359	374	(103)	402
Cash flows from investing activities:
Finance receivables repaid	45	142	157	478
Proceeds from sales of receivables and other finance assets	99	67	152	184
Capital expenditures	(110)	(156)	(300)	(314)
Net cash used in acquisitions	—	(8)	(53)	(8)
Other investing activities, net	3	(12)	13	(1)
Net cash from investing activities	37	33	(31)	339
Cash flows from financing activities:
Principal payments on long-term and nonrecourse debt	(72)	(81)	(997)	(474)
Proceeds from issuance of long-term debt	10	—	412	88
Settlement of convertible debt	—	—	(215)	—
Increase (decrease) in short-term debt	(270)	—	96	—
Proceeds from settlement of capped call	—	—	75	—
Other financing activities, net	(2)	(3)	—	(2)
Net cash from financing activities	(334)	(84)	(629)	(388)
Total cash flows from continuing operations	62	323	(763)	353
Total cash flows from discontinued operations	2	(2)	(5)	(5)
Effect of exchange rate changes on cash and equivalents	2	6	(8)	5
Net change in cash and equivalents	66	327	(776)	353
Cash and equivalents at beginning of period	571	911	1,413	885
Cash and equivalents at end of period	$637	$1,238	$637	$1,238